Exhibit 4(c)

CERTIFICATE OF FORMATION

OF

WELLS FARGO FINANCE LLC

The undersigned person desires to form a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del C. §18-101 et seq., and hereby certifies as follows:

ARTICLE I

The name of the limited liability company is Wells Fargo Finance LLC.

ARTICLE II

The address of the registered office of the limited liability company in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, County of New Castle, Wilmington, Delaware 19808.

ARTICLE III

The name and address of the registered agent upon whom process against this limited liability company may be served in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, County of New Castle, Wilmington, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of the limited liability company this 22nd day of March, 2018.

/s/ Mindi D. O’Hayre
Authorized Person Mindi D. O’Hayre